United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 24, 2007, Union Bankshares Corporation issued a press release announcing its financial results for the three and nine months ended September 30, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

The Board of Directors of Union Bankshares Corporation (“UBSH” or the “Company”) adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective as of October 24, 2007. The Company had not amended its Bylaws since 1993. The Amended and Restated Bylaws include several substantive revisions and amendments that reflect the current corporate governance profile of the Company, permit the Company to issue certificated and uncertifcated shares of its common stock, and generally update the prior version of the 1993 Bylaws. New sections were added relating to the conduct of shareholder meetings, the execution of instruments on behalf of the Company, and the construction of the Amended and Restated Bylaws and the Company’s Articles of Incorporation. Some revisions were also made to provide for consistent language and clarity within the Amended and Restated Bylaws. The Amended and Restated Bylaws are attached as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The following information and exhibit is being furnished pursuant to Regulation FD.

On October 24, 2007, Union Bankshares Corporation (the “Company”) issued a press release announcing the declaration of a quarterly dividend payable November 30, 2007 to stockholders of record as of November 18, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Union Bankshares Corporation press release dated October 24, 2007.

3(ii)	Bylaws of Union Bankshares Corporation as amended and restated effective as of October 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: October 24, 2007	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and
Chief Financial Officer

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